UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

TRON GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-209166
(State or other jurisdiction of incorporation)	(Commission File No.)

K-2-8, 2nd Floor, Kuchai Business Park, Jalan 1/127, off Jalan Kuchai Lama, 52000 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

(603) 7987 8688

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On March 16, 2018, we dismissed Paritz & Company, P.A. (“Paritz”) as our company’s independent principal accountant to audit the Company’s financial statements. The decision to change accountants was approved by our board of directors. Our company does not have a standing Audit Committee.

Our company’s independent principal accountant’s report on the financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that:

(i) the report dated April 17, 2017 contained the following explanatory paragraph: “ The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, for the year ended December 31, 2016, the company had a net loss of $50,518. As of December 31, 2016, the company has not generated any revenues from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 2. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern”; and

(ii) the report dated January 20, 2016 contained the following explanatory paragraph: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, for the period from October 20, 2015 (Inception) through December 31, 2015, the company had a net loss of $4,641. As of December 31, 2015, the company has not generated any revenues from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.”

During our company’s two most recent fiscal years and the subsequent interim periods preceding our dismissal of Paritz, there were: (i) no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We have provided Paritz with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Paritz to furnish to our company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Paritz’s letter is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On March 16, 2018, we engaged TOTAL ASIA ASSOCIATES, Charterd Accountants (“TAA”), an independent certified public accounting firm, as our principal independent accountant with the approval of our board of directors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with TAA regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that TAA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Paritz & Company, P.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRON GROUP INC.
(Registrant)

Date: March 19, 2018	/s/ Eric Yap
Eric Yap
Chief Executive Officer

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